Exhibit 99.1
Contact:   Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Strong First Quarter 2006 Sales and Earnings
Milford, Massachusetts, April 26, 2006 — Waters Corporation (NYSE/WAT) reported today first quarter 2006 sales of $290 million, an increase of 8% over sales of $268 million in the first quarter of 2005. Eliminating the effects of foreign currency translation, sales for the quarter grew 12%. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter were $0.42, compared to $0.38 for the first quarter in 2005. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 28% to $0.50 in the first quarter of 2006 from $0.39 in the first quarter of 2005.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “A favorable convergence of market factors including rapid uptake of our proprietary ACQUITY UPLC™ chromatography technology, robust business growth in India and China and the continued strength of our global industrial accounts, enabled us to perform at a level above our projections and provides a higher level of confidence for the year.”
As communicated in a prior press release, Waters Corporation will webcast its first quarter 2006 financial results conference call this morning, April 26, 2006 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available through May 3, 2006, similarly by webcast and also by phone at 402-220-4769.
Waters Corporation holds worldwide leading positions in three complementary analytical technologies — liquid chromatography, mass spectrometry and thermal analysis. These markets account for approximately $5.0 billion of the overall $20 — $25 billion analytical instrument market.
CAUTIONARY STATEMENT
This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, changes in the healthcare market and the pharmaceutical industry, loss of market share through competition, potential product liability or other claims against the Company as a result of the use of its products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, the short-term impact to 2006 operating results from cost savings initiatives the Company implemented in February 2006, the effect in 2006 of implementing the new Statement of Financial Accounting Standard 123(R), Share—Based Payments adversely impacting the Company’s fiscal year 2006 operating results, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results . Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	April 1, 2006	December 31, 2005

Cash and cash equivalents	481,223	493,588
Accounts receivable	247,352	256,809
Inventories	146,378	131,554
Other current assets	33,471	31,041
Total current assets	908,424	912,992

Property, plant and equipment, net	141,073	141,030
Other assets	390,390	374,909
Total assets	1,439,887	1,428,931

Notes payable and debt	338,176	326,286
Accounts payable and accrued expenses	298,673	277,605
Total current liabilities	636,849	603,891

Long-term debt	500,000	500,000
Other long-term liabilities	43,620	41,408
Total liabilities	1,180,469	1,145,299

Total equity	259,418	283,632
Total liabilities and equity	1,439,887	1,428,931

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 1,	April 2,
	2006	2005

Net sales	290,218	268,305
Cost of sales (1)	120,628	111,801

Gross profit	169,590	156,504

Selling and administrative expenses (1)	85,538	80,595
Research and development expenses (1)	19,043	16,747
Purchased intangibles amortization	1,194	1,282
Restructuring and other unusual charges (2)	4,352	—

Operating income	59,463	57,880

Interest (expense) income, net	(6,136)	364
Income from operations before income taxes	53,327	58,244

Provision for income taxes	9,172	11,649

Net income	44,155	46,595

Net income per basic common share	$0.42	$0.39

Weighted average number of basic common shares	104,585	118,719

Net income per diluted common share	$0.42	$0.38

Weighted average number of diluted common shares and equivalents	105,901	121,156
(1)	Effective January 1, 2006, Waters Corporation adopted FAS 123(R), “Share-Based Payment”. Accordingly, for the three months ended April 1, 2006, stock-based compensation was accounted for under FAS 123 (R), while for the three months ended April 2, 2005, stock-based compensation was accounted for under APB No. 25, “Accounting for Stock Issued to Employees.” The amounts in the consolidated statements of operations above include stock-based compensation as follows:

	(Unaudited)
	Three Months Ended
	April 1,	April 2,
	2006	2005
Cost of sales	1,151	—
Selling and administrative expenses	4,983	89
Research and development expenses	1,380	—
Total stock-based compensation	7,514	89
(2)	The results for the three months ended April 1, 2006 include restructuring and other incremental costs in relation to a cost reduction plan implemented in February 2006.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	April 1,	April 2,
	2006	2005

Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.42	$0.38

Adjustment for stock-based compensation, net of tax	5,613	71
Income per diluted share effect	0.05	0.00

Adjustment for restructuring and other unusual charges, net of tax	3,560	—
Income per diluted share effect	0.03	—

Adjusted income per diluted share:	$0.50	$0.39

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. As a result of the adoption of FAS 123(R), management has excluded the stock-based compensation cost from its non-GAAP adjusted amounts to enable management and investors to perform a meaningful comparison of the Company’s operating results to the prior period. In the prior period, the Company’s consolidated statements of operations were not required to include the expense associated with stock-based compensation and now the Company must include the expense in the consolidated statements of operations. Management has excluded the restructuring charges from its non-GAAP adjusted amounts since management believes that these charges are not directly related to ongoing operations thereby providing investors with information that helps to compare ongoing operating performance.